UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:       December 16, 2015

 Micropac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:     (972) 272-3571

N/A
(Former name or former address, if changed since last report)

Item 8.01: Other Events

On December 15, 2015 the Board of Directors of Micropac Industries, Inc. approved the payment of a special dividend of $0.10 per share for shareholders of record as of January 12, 2016.  It is anticipated that this dividend will be paid to the Company’s shareholders on or about February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 12/15/2015	MICROPAC INDUSTRIES, INC.
(Registrant)

	By:	/s/ Mark King
(Signature)
Mark King Chief Executive Officer